Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-98841 on Form S-8 of our reports dated February 22, 2006 relating to the financial statements of Westwood Holdings Group, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Westwood Holdings Group, Inc. for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

February 22, 2006 Dallas, Texas